UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2018

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

10102 USA Today Way, Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 3, 2018, NuGenerex Distribution Solutions, LLC (“NuGenerex”), a wholly-owned subsidiary of Generex Biotechnology Corporation (“Generex”), entered into an Asset Purchase Agreement (the “Agreement”) with Veneto Holdings, L.L.C. (“Veneto”), pursuant to which NuGenerex has purchased, and will purchase, certain assets of Veneto and its subsidiaries (the “Assets”). The Agreement contains provisions regarding payment terms, confidentiality and indemnification, as well as other customary provisions.

The Agreement provides for a bifurcated closing, the first of which took place on October 3, 2018 (the “First Closing”). At the First Closing, NuGenerex purchased the operating assets of (a) seven dispensing pharmacies, (b) a wholesale pharmacy purchasing company, and (c) an in-network laboratory (the “First Closing Assets”). In consideration of the sale, transfer, and assignment of the First Closing Assets on the First Closing Date, NuGenerex executed and delivered to Veneto a secured promissory note in the principal amount of $15,000,000 (the “Promissory Note”) guaranteed by Generex and Generex’s Chief Executive Officer, Joseph Moscato. The terms of the Note are described below in Item 2.03.

NuGenerex intends to complete the acquisition of Assets from Veneto at a second closing (the ‘Second Closing”) on or before November 1, 2018. The Assets to be acquired at the Second Closing (“Second Closing Assets”) consist primarily of Veneto’s interests in, and contracts with, Management Service Organizations (MSO’s) serving pharmacies, laboratories, and other ancillary service providers. The Agreement is subject to a number of closing conditions that must be satisfied prior to the Second Closing, and either party may terminate the Agreement if the Second Closing does not occur on or before November 1, 2018. As described below, these closing conditions include significant funding to be obtained by NuGenerex, and there is no assurance that the Second Closing will occur.

The aggregate purchase price for the Assets, is $30,000,000 including the Promissory Note. At the Second Closing, this amount will be paid as follows: (i) NuGenerex will pay the principal of the Promissory Note plus interest to Veneto, (ii) $9,000,000 will be paid by NuGenerex into a trust or other fiduciary account acceptable to Veneto to be used exclusively for satisfaction of certain contingent liabilities of Veneto and subsidiaries of Veneto not being acquired by NuGenerex (for a period of time to be agreed to by Generex’s lender) (iii) $3,000,000 will be paid by NuGenerex into an escrow account to secure potential obligations of Veneto in respect of the Second Closing date working capital and under the indemnification provisions of the Agreement and (iv) the balance will be payable directly to Veneto in cash.

Generex has received a non-binding letter of intent from a lender to provide the funds necessary to complete the Second Closing (as opposed to Generex equity or convertible instruments). The lender is continuing its due diligence at this time, and has not yet supplied definitive loan documents.

NuGenerex has entered into a temporary fee-for-service arrangement with Veneto and one of its subsidiaries for Veneto to provide managements, personnel, operational, administrative and other services with respect to the First Closing Assets pending the Second Closing. At the Second Closing, all of Veneto personnel providing these services are expected to become employees or consultants of NuGenerex, and Veneto will no longer provide the services. If the Agreement terminated without a Second Closing, those arrangements will continue for one year from the First Closing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 3, 2018, in connection with the consummation of the transactions contemplated by the Agreement, Generex issued to Veneto a promissory note in the original principal amount of $15,000,000 (the “Note”). The Note calls for payment in full on the Second Closing with interest at an annual rate of 5.0%. The Note is guaranteed by Generex and Joseph Moscato, and secured by a first priority security interest in Generex’s assets other than the First Closing Assets. If the Agreement is terminated and the Second Closing does not occur, Generex will have 90 days after termination of the Agreement to repay the loan. The Note has standard events of default for non-payment of principal or interest, certain events of insolvency and bankruptcy of the maker and other uncured, non-monetary defaults.

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This Current Report contains summaries of the material terms of the Agreement and the Note. The summaries of these documents are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference

Item 7.01 Regulation FD Disclosure.

On October 9, 2018 the Company issued a press release regarding the acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The foregoing information in Item 7.01 of this Current Report on Form 8-K, together with the transcript of the conference call attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

By filing this Current Report on Form 8-K and furnishing this information, Generex makes no admission as to the materiality of Item 7.01 in this report or the transcript of the conference call attached hereto as Exhibit 99.1. The information contained in the transcript of the conference call is summary information that is intended to be considered in the context of Generex’s filings with the SEC and other public announcements that Generex makes, by press release or otherwise, from time to time. Generex undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Generex expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Known risks and uncertainties also include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

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Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of a Business Acquired.

In accordance with Item 9.01(a), the Consolidated Financial Statements of Veneto Holdings, L.L.C. as of and for the years ended December 31, 2016 and 2017, and as of and for the six months ended June 30, 2018 and 2017, will be filed by amendment to this Current Report within 71 days after the date of this Current Report.

(c) Pro forma financial information.

Pro Forma financial information required by Item 9.01(c) will be filed by amendment to this Current Report within 71 days after the date of this Current Report.

(d) Exhibits.

The list of exhibits called included in this Current Report is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: October 9, 2018	/s/ Mark A. Fletcher
Mark A. Fletcher
Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description
10.1	Asset Purchase Agreement by and between Veneto Holdings, L.L.C. and NuGenerex Distribution Solutions, LLC effective October 3, 2018.
10.2	Promissory Note in the amount of $15,000,000 from NuGenerex Distribution Solutions, LLC to Veneto Holdings, LLC
99.3	Press Release dated October 9, 2018

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